Railroad Credit Ratings

Rating

CN

NS

BNSF

CSX

UP

A3

Baa1

Baa1

Baa2

Baa2

Outlook

Stable

Positive

Stable

Stable

Stable

Moody’s

Rating

A-

BBB+

BBB

BBB

BBB

Outlook

Stable

Stable

Stable

Stable

Stable

S&P

Capital Expenditures
($ Millions)

$ 720

                    2003            2004            2005                2006            2007

                                                                                                    Budget

$ 1,041

$ 1,025

$ 1,178

$ 1,340

$0.30
$0.36
$0.48
$0.64
$0.88
2003
2004
2005
2006
2007 Est

Dividends per Share
($ Dollars)

$60.00
$58.00
$56.00
$54.00
$52.00
$50.00
$48.00
$46.00
$44.00
$42.00
$40.00
Stock Price
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
Shares Repurchased per Day
10-Feb
27-Feb
13-Mar
27-Mar
10-Apr
25-Apr
9-May
23-May
7-Jun
21-Jun
6-Jul
20-Jul
3-Aug
17-Aug
31-Aug
15-Sep
29-Sep
13-Oct
27-Oct
10-Nov
27-Nov
11-Dec
26-Dec
11-Jan
26-Jan
9-Feb
26-Feb
12-Mar
26-Mar
Shares Repurchased
NSC Stock Price

Shares Repurchase and Stock Price History